Exhibit 99.1

Fortune Brands Reports Record First Quarter Results; Growth Initiatives Across Consumer Categories Drive Double-Digit EPS Growth; Moen, Titleist, Jim Beam, Therma-Tru and Cabinetry Brands Fuel Robust Top-Line Growth

    DEERFIELD, Ill.--(BUSINESS WIRE)--April 28, 2006--Fortune Brands, Inc., (NYSE:FO), a leading consumer brands company, today reported record results for the first quarter of 2006. Earnings per share from continuing operations rose 21%, benefiting from strong organic sales gains, the addition and growth of newly acquired spirits and wine brands, and a net gain from one-time items. Double-digit sales growth for brands including Moen, Titleist, Aristokraft, Omega, Therma-Tru, Master Lock, Jim Beam and Maker's Mark fueled share gains and strong top-line growth.
    "Fortune Brands fired on all cylinders in the first quarter with excellent momentum across our consumer categories," said chairman and chief executive officer Norm Wesley. "Our strong start to 2006 exceeded our first quarter earnings targets as each of our businesses performed at or above our expectations."

    Gaining Market Share

    "Our first quarter results reflect a determination to grow faster than our consumer categories," Wesley continued. "Across Fortune Brands, we're successfully creating new growth opportunities, including developing innovative new products, extending brands into adjacent product segments, expanding customer relationships, and focusing on international markets where we have room to grow. These initiatives continued to pay off in robust top-line growth and gains in market share. We're focused on growing in the most attractive segments of the home products industry, and our home products brands grew sales double digits. The integration of our new spirits and wine brands is proceeding well with no surprises, and we drove solid volume growth for our enhanced portfolio of premium brands. Excellent initial reception for new high-performance products from Titleist and Cobra fueled a record first quarter for our golf brands."

    For the first quarter, on a continuing operations basis:

    -- Net income was $173 million, or $1.15 per diluted share, up 21% from $0.95 in the year-ago quarter. Results reflected a net gain of 9 cents per share from one-time items. The net gain resulted from credits associated with favorable resolution of the routine IRS review of the company's 2002-2003 tax returns (15 cents per share), partly offset by restructuring and restructuring-related items (5 cents per share) and currency mark-to-market expense (1 cent per share) related to the previously disclosed purchase price adjustment for the 2005 spirits and wine acquisition.

    -- Excluding the net gain, diluted EPS before charges/gains was $1.06, up 12%. These results were 4 cents above the mean estimate of Wall Street securities analysts (source: Thomson First Call).

    --  Net sales increased 33% to $2.0 billion. On an adjusted basis
        - assuming the company had owned the acquired spirits and wine brands in the year-ago quarter, and excluding excise taxes and foreign exchange - the company estimates total sales for Fortune Brands would have risen at a low double-digit rate.

    --  Operating income was $307 million, up 33%.

    --  Return on equity before charges/gains was 20.4%.

    --  Return on invested capital before charges/gains was 10.5%.

    While results in the Spirits and Wine segment continue to be impacted by acquisition-related transition arrangements, first quarter results for the acquired spirits and wine brands are reported on a fully consolidated basis and results no longer reflect FIN 46 variable interest accounting requirements.

    Confident Outlook

    "Fortune Brands is off to a strong start in 2006," Wesley continued. "While we continue to believe our Home products business will return to more normalized growth rates, it's pretty clear from our record first quarter results that we have not seen a slowdown to date in our Home segment, and we feel well positioned to continue growing faster than the market. As we look to the balance of the year, we believe our breadth in attractive markets, our share-gain and new market initiatives, and the increasing benefits of our spirits and wine acquisition will continue to enhance our performance. In addition, our pending acquisition of SBR/Simonton Windows is on track to close in the second quarter, and we continue to expect the acquisition will add 6-8 cents to EPS in the first 12 months after the deal closes.
    "Our better-than-expected first quarter gives us greater confidence that we'll achieve our target of double-digit growth in EPS before charges/gains for the full year - and note that our earnings targets reflect the first-time impact of stock options expense, which we estimate will be about 18 cents per share for 2006.
    "For the second quarter, including stock options expense in 2006, we're targeting EPS before charges/gains to grow at a high-single-digit to low-double-digit rate," Wesley said.
    The company also announced that it is targeting to generate free cash flow for 2006 in the range of $400-500 million after dividends and capital expenditures. The company's 2006 target is impacted by approximately $125 million in spirits and wine acquisition-related payments that won't be repeated.

    About Fortune Brands

    Fortune Brands, Inc. is a leading consumer brands company with annual sales exceeding $7 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, and golf equipment. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Schrock cabinets, Therma-Tru door systems, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Beam Global Spirits & Wine, Inc. is the company's spirits and wine business. Major spirits and wine brands include Jim Beam and Maker's Mark bourbons, Sauza tequila, Canadian Club whisky, Courvoisier cognac, DeKuyper cordials, Starbucks(TM) liqueurs, Laphroaig single malt Scotch and Clos du Bois and Geyser Peak wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.
    To receive company news releases by e-mail, please visit www.fortunebrands.com.

    Forward-Looking Statements

    This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: competitive market pressures (including pricing pressures); consolidation of trade customers, particularly in the home and hardware industry; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including integration of the spirits and wine acquisition and the related confirmation or remediation of internal controls over financial reporting; ability to attract and retain qualified personnel; various external conditions, including general economic conditions, weather and business conditions; risks associated with doing business outside the United States, including currency exchange rate risks; interest rate fluctuations; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits and wines; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements may not be indicative of future conditions and results due to the recent portfolio realignment; any possible downgrades of the company's credit ratings; as well as other risks and uncertainties detailed from time to time in the company's Securities and Exchange Commission filings.

    Use of Non-GAAP Financial Information

    This press release includes diluted earnings per share before charges/gains, return on equity before charges/gains, return on invested capital before charges/gains, and free cash flow, measures not derived in accordance with generally accepted accounting principles ("GAAP"). These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company's use of these measures, are presented in the attached pages.

    Proposed Acquisition

    Fortune Brands has filed a Registration Statement on Form S-4, as amended by Pre-Effective Amendment Nos. 1 and 2 thereto (File No. 333-131990), with the Securities and Exchange Commission containing a proxy statement/prospectus in connection with the proposed acquisition of SBR, Inc. and the proposed related mergers. Investors and security holders are urged to read the proxy statement/prospectus which contains important information, including detailed risk factors. The proxy statement/prospectus and other documents filed by Fortune Brands with the Securities and Exchange Commission are available free of charge at the SEC's website, www.sec.gov, or by directing a request to Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015,
Attention: Investor Relations.



                         FORTUNE BRANDS, INC.
                   CONSOLIDATED STATEMENT OF INCOME
                (In millions, except per share amounts)
                              (Unaudited)

                                          Three Months Ended March 31,
                                         -----------------------------
                                            2006      2005    % Change
                                         -----------------------------

 Net Sales                                $2,016.8  $1,517.8     32.9
                                         -----------------------------

       Cost of goods sold                  1,079.9     836.5     29.1

       Excise taxes on spirits and wine      120.8      64.8     86.4

       Advertising, selling, general
         and administrative expenses         488.6     376.7     29.7

       Amortization of intangibles            10.0       8.2     22.0

       Restructuring and
        restructuring-related items           10.6         -        -
                                         -----------------------------

 Operating Income                            306.9     231.6     32.5
                                         -----------------------------

       Interest expense                       79.1      19.1    314.1

       Other (income) expense, net           (10.0)    (13.0)    23.1
                                         -----------------------------

 Income from Continuing Operations before
  income taxes and minority interests        237.8     225.5      5.5
                                         -----------------------------

       Income taxes                           59.7      78.0    (23.5)

       Minority interests                      4.7       4.9     (4.1)
                                         -----------------------------

 Income from Continuing Operations           173.4     142.6     21.6
                                         -----------------------------

 Income from Discontinued Operations             -      10.1        -
                                         -----------------------------

 Net Income                                 $173.4    $152.7     13.6
                                         -----------------------------


 Earnings Per Common Share, Basic:
   Income from continuing operations          1.18      0.98     20.4
   Income from discontinued operations           -      0.07        -
   Net Income                                 1.18      1.05     12.4
                                         -----------------------------

 Earnings Per Common Share, Diluted:
   Income from continuing operations          1.15      0.95     21.1
   Income from discontinued operations           -      0.07        -
   Net Income                                 1.15      1.02     12.7
                                         -----------------------------

 Avg. Common Shares Outstanding
       Basic                                 146.4     144.8      1.1
       Diluted                               150.4     149.6      0.5
                                         -----------------------------

 Actual Common Shares Outstanding
       Basic                                 146.6     145.1      1.0
       Diluted                               150.7     149.8      0.6
                                         -----------------------------



                         FORTUNE BRANDS, INC.
                (In millions, except per share amounts)
                              (Unaudited)


 NET SALES AND OPERATING INCOME
 ------------------------------
                                          Three Months Ended March 31,
                                         -----------------------------
                                            2006      2005    % Change
                                         -----------------------------
 Net Sales

       Home and Hardware                  $1,032.4    $902.5     14.4

       Spirits and Wine                      611.9     272.7    124.4

       Golf                                  372.5     342.6      8.7
                                         -----------------------------

 Total                                     2,016.8   1,517.8     32.9
                                         -----------------------------



 Operating Income

       Home and Hardware                    $139.8    $124.5     12.3

       Spirits and Wine                      128.2      68.5     87.2

       Golf                                   58.4      56.7      3.0

       Corporate expenses                     19.5      18.1      7.7
                                         -----------------------------

 Total                                       306.9     231.6     32.5
                                         -----------------------------



 Operating Income Before Charges (a)

       Home and Hardware                    $148.6    $124.5     19.4

       Spirits and Wine                      130.0      68.5     89.8

       Golf                                   58.4      56.7      3.0

 Less:
       Corporate expenses                     19.5      18.1      7.7

       Restructuring and
        restructuring-related items           10.6         -        -
                                         -----------------------------

 Operating Income                           $306.9    $231.6     32.5
                                         -----------------------------


(a) Operating Income Before Charges is Operating Income derived in accordance with GAAP excluding restructuring and restructuring-related items. Operating Income Before Charges is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.



 FREE CASH FLOW
 --------------

                                    Three Months Ended
                                         March 31,      2006 Full Year
                                  ------------------------------------
                                     2006        2005   Targeted Range
                                  ------------------------------------

Free Cash Flow (b)                 $(174.2)    $(132.9)    $400-500

  Add:

  Net Capital Expenditures            58.5        47.8      200-225

  Dividends Paid                      52.8        48.0       220(c)
                                  ------------------------------------

Cash Flow From Operations           $(62.9)     $(37.1)    $820-945
                                  ------------------------------------


(b) Free Cash Flow is Cash Flow from Operations less net capital expenditures and dividends paid to stockholders.

Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

(c) Assumes current dividend rate and basic shares outstanding on March 31, 2006.


    EPS BEFORE CHARGES/GAINS ON A CONTINUING OPERATIONS BASIS

    EPS Before Charges/Gains is Income from Continuing Operations calculated on a per share basis excluding restructuring and restructuring-related items.

    For the first quarter of 2006, on a continuing operations basis, EPS Before Charges/Gains is Income from Continuing Operations calculated on a per share basis excluding $10.6 million ($6.6 million after tax) of restructuring and restructuring-related items, currency mark-to-market expense of $2.0 million (after tax) and $22.9 million of tax-related credits principally associated with the favorable conclusion of the IRS review of our 2002-2003 tax returns.

    For the first quarter of 2005, there were no restructuring or restructuring-related items reported.

    EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.


                                         Three Months Ended March 31,
                                        ------------------------------
                                            2006      2005    % Change
                                        ------------------------------

Continuing Operations - Income Before
  Charges/Gains                            $159.1    $142.6      11.6
                                        ------------------------------

Earnings Per Common Share - Basic

  Income from Continuing Operations
   Before Charges/Gains                      1.09      0.98      11.2
     Tax-related credits                     0.15         -         -
     Currency mark-to-market expense        (0.01)        -         -
     Restructuring and
      restructuring-related items           (0.05)        -         -
                                        ------------------------------

  Income from Continuing Operations          1.18      0.98      20.4
                                        ------------------------------

  Income from Discontinued Operations           -      0.07    (100.0)
                                        ------------------------------

  Net Income                                 1.18      1.05      12.4
                                        ------------------------------

Earnings Per Common Share - Diluted

  Income from Continuing Operations
   Before Charges/Gains                      1.06      0.95      11.6
      Tax-related credits                    0.15         -         -
      Currency mark-to-market expense       (0.01)        -         -
      Restructuring and
       restructuring-related items          (0.05)        -         -
                                        ------------------------------

  Income from Continuing Operations          1.15      0.95      21.1
                                        ------------------------------

  Income from Discontinued Operations           -      0.07    (100.0)
                                        ------------------------------

  Net Income                                 1.15      1.02      12.7
                                        ------------------------------


    RECONCILIATION OF 2006 EARNINGS GUIDANCE TO GAAP

    For the second quarter of 2006, including stock option expense in 2006, the company is targeting EPS before charges/gains to grow at a high-single-digit to low-double-digit rate. On a GAAP basis, the company is targeting EPS to grow at a double-digit rate for the second quarter.

    For the full year, the company is targeting EPS before charges/gains to grow at a double-digit rate. On a GAAP basis, the company is targeting EPS to grow at a strong double-digit rate, benefiting from lower charges/gains in 2006.

    RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS

    The company recorded pre-tax restructuring and restructuring-related items of $10.6 million ($6.6 million after tax) in the three-month period ended March 31, 2006. The charges principally relate to supply chain initiatives in the Home and Hardware segment and to the integration of the Spirits and Wine acquisition.


                              Three Months Ended March 31, 2006
                           (In millions, except per share amounts)
                       -----------------------------------------------
                                     Restructuring-Related Items
                                     ---------------------------
                                         Cost of      SG & A
                       Restructuring  Sales Charges   Charges   Total
                       -----------------------------------------------
     Home and Hardware          $4.1         $4.7      $  -      $8.8
     Spirits and Wine              -            -       1.8       1.8
                       -----------------------------------------------
          Total                 $4.1         $4.7      $1.8     $10.6
                       -----------------------------------------------

Income tax benefit                                                4.0
                                                              --------
Net charge                                                       $6.6
                                                              --------
Charge per common share
         Basic                                                  $0.05
         Diluted                                                $0.05
                                                              --------



                         FORTUNE BRANDS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                             (In millions)
                              (Unaudited)

                                              March 31,     March 31,
                                                2006          2005
                                             -----------   -----------

Assets
    Current assets
        Cash and cash equivalents                $175.0        $121.6
        Accounts receivable, net                1,151.0         848.9
        Inventories                             2,106.5         948.5
        Other current assets                      349.3         282.2
        Current assets of
         discontinued operations                      -         545.3
                                             -----------   -----------
           Total current assets                 3,781.8       2,746.5

       Property, plant and equipment, net       1,830.7       1,221.6
       Intangibles resulting from
        business acquisitions, net              7,618.0       3,229.6
       Other assets                               392.6         410.4
       Noncurrent assets of
        discontinued operations                       -         368.4
                                             -----------   -----------
           Total assets                       $13,623.1      $7,976.5
                                             -----------   -----------


 Liabilities and Stockholders' Equity
     Current liabilities
         Short-term debt                         $702.2        $798.1
         Current portion of long-term debt        297.1           0.3
         Other current liabilities              1,737.3         952.7
         Current liabilities of
          discontinued operations                     -         233.6
                                             -----------   -----------
           Total current liabilities            2,736.6       1,984.7

     Long-term debt                             5,110.8       1,237.4
     Other long-term liabilities                1,629.5       1,050.9
     Minority interests                           361.0         358.5
     Noncurrent liabilities of
      discontinued operations                         -          70.0
                                             -----------   -----------
           Total liabilities                    9,837.9       4,701.5

     Stockholders' equity                       3,785.2       3,275.0
                                             -----------   -----------

           Total liabilities and
            stockholders' equity              $13,623.1      $7,976.5
                                             -----------   -----------





                         FORTUNE BRANDS, INC.
 Reconciliations of ROE based on Net Income From Continuing Operations
         Before Charges/Gains to ROE based on GAAP Net Income
                            March 31, 2006
                          Amounts in millions
                              (Unaudited)


                  Rolling twelve                         ROE based on
                 months Net Income                        Net Income
                  From Continuing                      From Continuing
                 Operations Before                        Operations
                Charges/Gains less                          Before
                Preferred Dividends       Equity        Charges/Gains
                -------------------       ------        -------------

 Fortune Brands        $711.4       /    $3,494.0    =      20.4%


                  Rolling twelve
                    months GAAP
                 Net Income less                         ROE based on
                Preferred Dividends       Equity       GAAP Net Income
                -------------------       ------       ---------------

 Fortune Brands        $641.1       /    $3,536.9    =      18.1%


Return on Equity - or ROE - Before Charges/Gains is net income from continuing operations less preferred dividends derived in accordance with GAAP excluding restructuring and restructuring-related items divided by the twelve month average of GAAP common equity (total equity less preferred equity) excluding restructuring and restructuring-related items.




                         FORTUNE BRANDS, INC.
Reconciliations of ROIC based on Net Income From Continuing Operations
         Before Charges/Gains to ROIC based on GAAP Net Income
                            March 31, 2006
                          Amounts in millions
                              (Unaudited)


                   Rolling twelve                       ROIC based on
                 months Net Income                        Net Income
                  From Continuing                      From Continuing
                 Operations Before                        Operations
                 Charges/Gains plus     Invested            Before
                  Interest Expense       Capital        Charges/Gains
                  ----------------       -------        -------------

 Fortune Brands        $852.1       /    $8,137.5    =      10.5%


                   Rolling twelve
                  months GAAP Net
                    Income plus         Invested        ROIC based on
                  Interest Expense       Capital       GAAP Net Income
                  ----------------       -------       ---------------

 Fortune Brands        $784.1       /    $8,187.2    =       9.6%



Return on Invested Capital - or ROIC - Before Charges/Gains is net income from continuing operations plus interest expense derived in accordance with GAAP excluding restructuring and restructuring-related items divided by the twelve month average of GAAP Invested Capital (net debt plus equity) excluding restructuring and restructuring-related items.

ROE From Continuing Operations Before Charges/Gains and ROIC From Continuing Operations Before Charges/Gains are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by the company and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. These measures may be inconsistent with similar measures presented by other companies.

    CONTACT: Fortune Brands, Inc.
             Clarkson Hine (Media Relations), 847-484-4415 or
             Tony Diaz (Investor Relations), 847-484-4410